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                                                                       EXHIBIT 8


                             JOINT FILING AGREEMENT

                  Time Warner Inc., a Delaware corporation, Sony Corporation of America, a New York corporation, and Sony Corporation, a corporation organized under the laws of Japan, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock, without par value, of CDnow, Inc., a Pennsylvania corporation, is, and will be, filed jointly on behalf of each such person.

Dated:  July 22, 1999

                                       TIME WARNER INC.,


                                       by: /s/ Spencer B. Hays
                                          ______________________________________
                                          Name:  Spencer B. Hays
                                          Title: Vice President and
                                                 Deputy General Counsel


                                       SONY CORPORATION OF AMERICA,


                                       by: /s/ Marinus N. Henny
                                          ______________________________________
                                          Name:  Marinus N. Henny
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                       SONY CORPORATION,


                                       by: /s/ Teruhisa Tokunaka
                                          ______________________________________
                                          Name:  Teruhisa Tokunaka
                                          Title: Senior Managing Director and
                                                 Chief Financial Officer